UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 May 20, 2026

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0763496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Proposal I - Election of Directors:

At the annual shareholders’ meeting of Bank7 Corp. (the “Company”), held May 20, 2026, the shareholders of the Company elected seven nominees to serve as members of our board of directors, each for a term expiring at the 2027 annual shareholders’ meeting or such later time as his or her successor is elected and qualified. The Directors elected and the shareholders’ vote in the election of each Director was as follows:

DIRECTORS	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
William M. Buergler	7,530,113	100,172	1,001	1,292,588
Teresa L. Dick	7,555,699	70,925	4,662	1,292,588
Edward P. Gray	7,597,711	32,477	1,098	1,292,588
William B. Haines	7,560,089	71,058	139	1,292,588
John T. Phillips	7,468,300	162,113	873	1,292,588
Thomas L. Travis	7,605,173	22,584	3,529	1,292,588
Gary D. Whitcomb	7,262,264	367,920	1,102	1,292,588

Proposal II - Ratification of RSM US LLP as Independent Auditor for 2026:

At the annual meeting, the shareholders also ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2026. The shareholder vote was as follows:

FOR	AGAINST	ABSTAIN
8,923,046	602	226

Proposal III – Non-Binding, Advisory Vote to Approve 2025 Named Executive Officer Compensation:

At the annual meeting, the shareholders also approved on an advisory, non-binding basis the 2025 named executive officer compensation. The shareholder vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,542,813	78,273	10,200	1,292,588

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: May 20, 2026	By:	/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer